Exhibit 99.1

CEO’s Letter to Shareholders

December 1, 2005

Dear Fellow Shareholders:

Throughout fiscal 2005, Internap has been focused on managing top line revenue through up-selling our large customer base, managing cost-cutting initiatives with vendors and driving new revenue growth through investment in colocation facilities in key markets - all this while extending our leadership into new services within the Route Optimization market. In many areas we performed well, but in some areas we may have fallen short of your expectations.

Things are changing at Internap. On November 18th, the Company’s board of directors asked me to take on the role of President and Chief Executive Officer. Patricia Higgins, a current member of the board, has been appointed vice chair of the Board with the specific role of coordinating with management during its transition.

For the past two and a half years, I have been closely involved with Internap as a board member, chairman of the audit committee, Chief Operating Officer and, most recently, as President and Chief Executive Officer. Most important, I have had the opportunity to work closely with the senior leadership team. They are a highly skilled and dedicated group of leaders, and I am pleased to say that this team has my full support.

There is significant potential within Internap’s model and value proposition to our customers. Some of the things that support this are:

•	Internap is a great company with customers who are more than just fans; they have a real affinity for our company and our high quality of service.
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Our employees are key to inspiring such high customer loyalty. Whether they are customer-facing or behind-the-scenes, each employee plays a material role in this devotion, and it shows through their passion for the business and drive on a daily basis.

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We believe that we have a great opportunity to create and sustain value for our shareholders. Our balance sheet, emphasis on profitability and overall improving financial performance, through a focus on operating leverage, should allow us to continue to invest in our business, assess strategic opportunities and return value to shareholders.

My responsibility as CEO is clear - to develop and implement the strategies necessary to serve our customers and grow our businesses profitably. Our mission is equally clear - we must be relentless in our pursuit of building sustainable value at Internap. It begins with employees who are highly skilled, accountable and passionate about winning and providing world-class quality products to our customers.

Much work remains. Internap’s entire management team is focused on driving the company toward improved financial performance through a renewed emphasis on operating leverage and driving profitable growth. We can do better, and I am confident that with the right focus, teamwork and sense of urgency, we will do better.

In the coming months, we look forward to providing you with greater visibility into cost and revenue metrics by which to measure our performance for the year. I personally look forward to getting to know you, our shareholders, better and to updating you on the positive changes within Internap.

On behalf of all Internap employees, I thank you for your continued support.

Sincerely,

James P. DeBlasio
President & CEO

250 Williams Street • Atlanta, GA 30303 • Tel 404.302.9700 • www.internap.com

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This CEO's Letter to Shareholders contains forward-looking statements within the meaning of federal securities laws and is subject to the safe harbors under those laws. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financial performance, are forward-looking statements.  These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include, but are not limited to, our ability to achieve profitability; our ability to secure adequate funding; the incurrence of additional restructuring charges; our ability to compete against existing and future competitors; pricing pressures; our ability to respond successfully to the evolution of the high performance Internet connectivity and services industry; our ability to respond successfully to technological change; and the availability of services from Internet network service providers. Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this CEO’s Letter to Shareholders speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.